Exhibit 99.1

Presbia PLC

Report and Consolidated Financial Statements for the year ended

31 December 2015

PRESBIA PLC

REPORT AND CONSOLIDATED FINANCIAL STATEMENTS

CONTENTS

i

PRESBIA PLC

COMPANY INFORMATION

DIRECTORS	Todd Cooper Randy Thurman Richard Ressler Vladimir Feingold Zohar Loshitzer Gerd Auffarth Gerald Farrell Robert Cresci
SECRETARY	Jarett Fenton
REGISTERED OFFICE	120/121 Baggot Street Lower Dublin 2 Ireland
REGISTERED NUMBER OF INCORPORATION	539137
SOLICITORS	Arthur Cox Arthur Cox Building Earlsfort Centre Earlsfort Terrace Dublin 2
AUDITOR	Moore Stephens LLP 150 Aldersgate Street London EC1A 4AB
BANKERS	Allied Irish Bank Bank Centre Ballsbridge Dublin 4

PRESBIA PLC

DIRECTORS’ REPORT

The directors present their report and audited consolidated financial statements for the year ended 31 December 2015.

The directors have elected to prepare the consolidated financial statements of Presbia PLC in accordance with Section 279 of the Companies Act 2014, which provides that a true and fair view of the state of affairs and profit or loss may be given by preparing the consolidated financial statements in accordance with accounting principles generally accepted in the United States of America (U.S. GAAP), as defined in Section 279 of the Companies Act 2014, to the extent that the use of those principles in the preparation of the consolidated financial statements does not contravene any provision of the Companies Acts or any regulation made thereunder.

Basis of Preparation

The accompanying financial statements reflect the operations of Presbia PLC and its subsidiaries (unless otherwise stated, the terms “we,” “us,” “our,” “Presbia” or the “Company” refers to Presbia PLC or a wholly-owned subsidiary of Presbia Holdings) and have been prepared in United States dollars (“USD”) and in accordance with US GAAP.

Principal Activities

Presbia PLC (the “Company”), an Irish public limited company, was formed on 6 February 2014 and is engaged in the development and commercialization of a variety of advanced ophthalmic products, including intracorneal lenses, together with surgical tools, devices and methods. The Company’s controlling shareholder, as of the date of formation, was Presbia Holdings Limited (the “Parent”), a Cayman Islands entity.

On 14 January 2015, Presbia Holdings contributed all the share capital in issue in Presbia Ireland Limited to Presbia PLC in exchange for 9,166,667 Ordinary Shares of Presbia PLC. In November 2015, the Parent was dissolved as a legal entity.

On 3 February 2015, Presbia PLC completed its initial public offering (“IPO”) of 4,166,667 of its Ordinary Shares at a price to the public of $10.00 per ordinary share and commenced trading on the NASDAQ Global Market under the symbol LENS.

As at 31 December 2015, the wholly-owned subsidiaries of the Company were Presbia Investments Limited, Presbia Ireland Limited, Presbia USA Inc., Visitome Inc., PrebiBio LLC, OPL LLC, PIP Holdings C.V., PresbiOptical LLC and Presbia Cooperatief U.A.

OVERVIEW

The Company is an ophthalmic device trading company, domiciled in Ireland, which funds the development and marketing of a proprietary optical lens implant for treating presbyopia, the age-related loss of the ability to focus on near objects. The microlens is a miniature lens designed to be surgically implanted in a patient’s eye to improve that patient’s ability to see objects at close distances. The current strategy is to continue to commercialise the microlens in certain strategic countries where the Company has marketing approval and to continue to seek to obtain marketing approval in other key markets, including the United States.

The Company’s goal is to become a leading provider of corneal inlay presbyopia-correcting treatment worldwide. Presbia PLC is a development stage ophthalmic device company with a limited operating history. To date it is not a profitable company and has incurred losses since its formation having an accumulated deficit of $55.5 million. Prior to February 2015, the subsidiaries of the Company relied on funding from Presbia Holdings to fund operations including offering costs to complete an initial public offering. On 3 February 2015, the ultimate parent of the Company closed the initial public offering of its ordinary shares. The Parent sold a total of 4,166,667 ordinary shares in the offering at a public offering price of $10.00 per share. The aggregate proceeds from the initial public offering was $41.7 million, and Presbia PLC received net proceeds of approximately $36.8 million from the offering, after deducting $4.9 million of underwriting discounts and commissions and estimated offering expenses. With the proceeds from the initial public offering, Presbia PLC and its subsidiaries expect to be able to fund operations and have sufficient cash reserves for the next 12 months.

EMPLOYEES

As at December 31, 2015, we had 40 employees, one of whom holds a Bachelor of Optometry degree, and nine of whom hold other advanced degrees. Of our total workforce, nine employees are engaged in research and development, and 31 employees are engaged in business development, manufacturing, finance, legal, human resources, facilities, information technology administration and general management. We have no collective bargaining agreements with our employees and we have not experienced any work stoppages. We believe that our relations with our employees are good.

RISKS AND UNCERTAINTIES

The medical device industry in general, and the ophthalmic medical device market in particular, are highly competitive. In order to succeed in this market as a development stage company, the Company must:

•	incur substantial expenditures to obtain regulatory approvals necessary to commence marketing our products in particular jurisdictions;
•	develop a commercialization strategy that is responsive both to the needs of laser centers and ophthalmic surgeons and to our own requirements and limitations; and
•	invest in our future by continuing to advance our technology and improve our microlens, our microlens inserter and other auxiliary products;

The competitive nature of the market, the high degree of government regulation, the importance of technological innovation and the significance that most people place on near vision combine to elevate the risks facing any development stage company seeking to enter our market.

RESULTS FOR THE YEAR AND STATE OF AFFAIRS AS AT 31 DECEMBER 2015

The consolidated statement of operations and comprehensive loss for the year ended 31 December 2015 and the consolidated balance sheet at that date are set out on pages 9 – 11. Loss for the year amounted to $18.2 million (2014: $15.7 million). The company’s loss for the year amounted to $4.2 million (2014: $3.4 million).

GOING CONCERN

The net loss of $18.2 million accounts for the loss for the year ended 31 December 2015 and is the result of the operating expenses for the period. Management expects that existing cash as of December 31, 2015 of $21.7 million will be sufficient to fund the Group’s operations through August 30, 2017.

The directors are satisfied based on their enquiries with management and the review of the future projections of the Group that existing cash and ongoing shareholder support will provide financial support to the Company for a period of at least twelve months from the date of signing the financial statements, and have therefore prepared the financial statements on a going concern basis.

DIRECTORS

The names of the persons who were directors at any time during the year ended 31 December 2015 and to the date of this report are set out below:

Name	Date of change
Todd Cooper	Appointed 14 January 2015
Ralph “Randy” Thurman	Appointed 14 January 2015
Richard Ressler	Appointed 14 January 2015
Vladimir Feingold	Appointed 14 January 2015
Zohar Loshitzer(1)	Not applicable
Gerd Auffarth	Appointed 3 August 2015
Gerald Farrell	Appointed 19 January 2016
Robert Cresci	Appointed 3 March 2015
Gary Kidson	Resigned 14 January 2015
Mark Blumenkranz	Appointed 14 January 2015
Resigned 3 August 2015

(1)	Zohar Loshitzer has served as a director of Presbia PLC since February 14, 2014.

DIRECTORS’ INTERESTS IN SHARES

The following directors and secretary have an interest in the shares of the Company, as set out below:

	31 December 2015					31 December 2014
	Shares	Options		Restricted Shares		Shares	Options	Restricted Shares
Todd Cooper	7,500	450,000	(1)	—		—	—	—
Ralph Thurman	21,229	250,000	(2)	—		—	—	—
Vladimir Feingold	1,308,532	100,000	(3)	—		—	—	—
Zohar Loshitzer	271,516	100,000	(3)	—		—	—	—
Richard Ressler	7,834,841	10,000	(4)	—		—	—	—
Gerd Auffarth	—	—		11,019	(5)	—	—	—
Robert Cresci	10,000	—		9,270	(6)	—	—	—
Gerald Farrell	5,600	—		15,968	(7)	—	—	—

(1)	90,000 ordinary shares covered by options vested on 28 January 2016.
(2)	83,333 ordinary shares vested on date of grant and 83,333 ordinary shares vested 28 January 2016.
(3)	20,000 ordinary shares covered by options vested on 28 January 2016.
(4)	3,333 ordinary shares vested on date of grant and 3,333 ordinary shares vested on 28 January 2016.
(5)	Shares will vest in five equal installments commencing on 3 August 2016.
(6)	1,854 ordinary shares vested on 28 January 2016.
(7)	Joined Presbia PLC’s board on 19 January 2016, and was granted 15,968 restricted shares which will vest in five equal, annual installments commencing one year after the date of grant.

POLITICAL DONATIONS

No political donations that require disclosure under Irish law were made during the year (2014: nil).

ACCOUNTING RECORDS

The company’s directors are aware of their responsibilities, under sections 281 to 285 of the Companies Act 2014 as to whether in their opinion, the accounting records of the company are sufficient to permit the consolidated financial statements to be readily and properly audited and are discharging their responsibility by:

•	implementation of necessary policies and procedures for recording transactions,

•	employment of competent accounting personnel with appropriate expertise,
•	the provision of adequate resources to the financial function

The accounting records are maintained at 8845 Irvine Center Dr, Irvine, CA, 92618, United States.

AUDITOR

Moore Stephens LLP was appointed as the company’s auditor in accordance with section 382 (1) of the Companies Act 2014, they continue in office as auditor of the company.

Statement of disclosure to auditor

Each of the directors in office at the date of approval of this annual report confirms that:

•	so far as the director is aware, there is no relevant audit information of which the company’s auditor is unaware, and
•	the director has taken all the steps that they ought to have taken as a director in order to make themselves aware of any relevant audit information and to establish that the company’s auditor is aware of that information.

This confirmation is given and should be interpreted in accordance with the provisions of section 330 of the Companies Act 2014.

/s/ Vladimir Feingold Director	/s/ Todd Cooper Director

PRESBIA PLC

STATEMENT OF DIRECTORS’ RESPONSIBILITIES

The directors are responsible for preparing the Directors’ Report and the consolidated financial statements in accordance with applicable Irish law and US GAAP including the accounting standards issued by the Financial Reporting Council and published by the Institute of Chartered Accountants in Ireland.

Irish company law requires the directors to prepare financial statements for each financial year. Under that law, the directors have elected to prepare the consolidated financial statements in accordance with Companies Act 2014 and US GAAP. Under company law, the directors must not approve the consolidated financial statements unless they are satisfied that they give a true and fair view of the assets, liabilities and financial position of the company as at the financial year end date and of the profit or loss of the company for that financial year and otherwise comply with the Companies Act 2014.

In preparing these consolidated financial statements, the directors are required to:

•	select suitable accounting policies for the consolidated financial statements and then apply them consistently;
•	make judgements and estimates that are reasonable and prudent;
•	state whether the financial statements have been prepared in accordance with applicable accounting standards, identify those standards, and note the effect and the reasons for any material departure from those standards; and
•	prepare the consolidated financial statements on the going concern basis unless it is inappropriate to presume that the company will continue in business.

The directors are responsible for ensuring that the company keeps or causes to be kept adequate accounting records which correctly explain and record the transactions of the company, enable at any time the assets, liabilities, financial position and profit and loss of the company to be determined with reasonable accuracy, enable them to ensure that the financial statements and the Directors’ Report comply with the Companies Act 2014 and enable the financial statements to be audited.

The directors are responsible for safeguarding the assets of the company and hence for taking reasonable steps for the prevention and detection of fraud and other irregularities.

/s/ Vladimir Feingold Director	/s/ Todd Cooper Director

PRESBIA PLC

INDEPENDENT AUDITOR’S REPORT

Independent Auditor’s Report to the Members of Presbia PLC

We have audited the consolidated and parent company financial statements of Presbia PLC (the “financial statements”) for the year ended 31 December 2015 which are set out on pages 9 to 30. The financial reporting framework that has been applied in their preparation is the Companies Act 2014 and US generally accepted accounting principles (“US GAAP, to the extent that that use of those principles in the preparation of the financial statements does not contravene any provision of the Companies Act 2014 or any of the regulations thereunder.

This report is made solely to the company’s members, as a body, in accordance with Section 391 of the Companies Act 2014. Our audit work has been undertaken so that we might state to the company’s members those matters we are required to state to them in an auditor’s report and for no other purpose. To the fullest extent permitted by law, we do not accept or assume responsibility to anyone other than the company and the company’s members as a body, for our audit work, for this report, or for the opinions we have formed.

Respective responsibilities of directors and auditor

As explained more fully in the Statement of Directors’ Responsibilities set out on page 6, the directors are responsible for the preparation of the financial statements and for being satisfied that they give a true and fair view. Our responsibility is to audit and express an opinion on the financial statements in accordance with Irish law and International Standards on Auditing (UK and Ireland). Those standards require us to comply with the Auditing Practices Board’s (APB’s) Ethical Standards for Auditors.

Scope of the audit of the financial statements

A description of the scope of an audit of financial statements is provided on the Financial Reporting Council’s web-site at www.frc.org.uk/auditscope/ireland.

Opinion on financial statements

In our opinion the financial statements:

•	give a true and fair view, in accordance with US GAAP, to the extent that the use of those principles in the preparation of the financial statements does not contravene any provision of the Companies Act 2014 or of any regulations made thereunder, of the state of the group’s and the parent company’s affairs as at 31 December 2015 and of the group’s loss for the year then ended;
•	have been prepared in accordance with the requirements of the Companies Act 2014.

Matters on which we are required to report by the Companies Act 2014

•	We have obtained all the information and explanations which we consider necessary for the purposes of our audit.
•	In our opinion proper books of accounts have been kept by the parent company.
•	The consolidated statement of operations and comprehensive loss and the consolidated and parent company balance sheet are in agreement with the books of account.
•	In our opinion the information given in the directors’ report is consistent with the financial statements.

Matters on which we are required to report by exception

We have nothing to report in respect of the provisions in the Companies Act 2014 which require us to report to you if, in our opinion, the disclosures of directors’ remuneration and transactions specified by law are not made.

/s/ Moore Stephens LLP
Stephen Corrall, Senior Statutory Auditor

For and on behalf of Moore Stephens LLP, Statutory Auditor

150 Aldersgate Street
London
EC1A 4AB

16 June 2016

PRESBIA PLC

CONSOLIDATED STATEMENT OF OPERATIONS AND COMPREHENSIVE LOSS
FOR THE YEAR ENDED 31 DECEMBER 2015

	Notes	Year ended 31 December 2015 US$ ‘000	Year ended 31 December 2014 US$ ‘000
Revenue		153	161
Cost of sales		163	61
Gross (loss)/profit		(10)	100
Operating expenses:
Research and development	6	7,935	4,243
Sales and marketing	7	2,706	1,652
General and administrative	8	7,479	7,577
Total operating expenses		18,120	13,472
Operating loss		(18,130)	(13,372)
Interest expense		—	2,288
Other expense/(income)		12	(6)
Loss before taxation	9	(18,142)	(15,654)
Taxation	13	19	10
Loss for the year from continuing operations		(18,161)	(15,664)
Other comprehensive loss		—	—
Total comprehensive loss for the period		(18,161)	(15,664)

The accompanying notes are an integral part of these financial statements.

PRESBIA PLC

CONSOLIDATED BALANCE SHEET
AT 31 DECEMBER 2015

	Notes	2015 US$ ‘000	2014 US$ ‘000
Assets
Non-current assets
Property and equipment	14	775	747
Intangible assets	15	32	46
Other assets	16	63	886
Total non-current assets		870	1,679
Current assets
Accounts receivable	17	358	147
Inventory	18	430	378
Cash and cash equivalents		21,749	138
Total current assets		22,537	663
Liabilities and shareholders’ equity (deficit)
Current liabilities
Accounts payable		(736)	(1,882)
Due to related parties	19	(55)	(12)
Other current liabilities	20	(569)	(700)
Total current liabilities		(1,360)	(2,594)
Net current assets/(liabilities)		21,177	(1,931)
Intercompany loans	22	—	417
Deferred lease		22	37
Total liabilities		22	454
Net assets/(liabilities)		22,025	(706)
Shareholder’s equity
Share capital	23	67	54
Capital contribution		77,505	36,626
Retained earnings – deficit		(55,547)	(37,386)
Total shareholder’s equity – funds		22,025	(706)

The financial statements were approved by the Board of Directors on 15 June 2016 and signed on its behalf by:

/s/ Vladimir Feingold Director	/s/ Todd Cooper Director

The accompanying notes are an integral part of these financial statements.

PRESBIA PLC

COMPANY BALANCE SHEET
AT 31 DECEMBER 2015

	Notes	2015 US$ ‘000	2014 US$ ‘000
Assets
Non-current assets
Intercompany receivable		31,544	54
Total non-current assets		31,544	54
Current assets
Accounts receivable	17	156	—
Cash and cash equivalents		331	—
Total current assets		487	—
Liabilities and shareholders’ equity (deficit)
Current liabilities
Accounts payable		(148)	—
Other current liabilities	20	(35)	—
Total current liabilities		(183)	—
Net current assets		304	—
Intercompany loans		326	3,369
Total liabilities		326	3,369
Net assets		31,522	(3,315)
Shareholder’s equity
Share capital	23	67	54
Capital contribution		38,983	—
Accumulated deficit		(7,528)	(3,369)
Total shareholder’s equity – funds		31,522	(3,315)

The financial statements were approved by the Board of Directors on 15 June 2016 and signed on its behalf by:

/s/ Vladimir Feingold Director	/s/ Todd Cooper Director

The accompanying notes are an integral part of these financial statements.

PRESBIA PLC

CONSOLIDATED STATEMENT OF CHANGES IN SHAREHOLDERS’ EQUITY
FOR THE YEAR ENDED 31 DECEMBER 2015

US$ ‘000s (except share numbers)	Common Stock		Deferred Stock		Additional Paid-In Capital	Accumulated Deficit	Total
	Shares	Amount	Shares	Amount
Balance, December 31, 2013	—	—	—	—	12,840	(21,722)	(8,882)
Capitalization of amounts due to Parent pursuant to 2015 Debt Conversion of Presbia Holdings	—	—	—	—	23,473	—	23,473
Stock-based compensation (including allocation from the Parent)	—	—	—	—	313	—	313
Issuance of Euro shares related to formation of Presbia PLC	—	—	40,000	54	—	—	54
Total comprehensive loss	—	—	—	—	—	(15,664)	(15,664)
Balance, December 31, 2014	—	—	40,000	54	36,626	(37,386)	(706)
Capitalization of amounts due to Parent pursuant to 2015 Debt Conversion of Presbia Holdings	—	—	—	—	1,559	—	1,559
Initial public offering, net of issuance costs	13,333,334	13	—	—	36,831	—	36,844
Stock-based compensation (including allocation from the Parent)	—	—	—	—	2,306	—	2,306
Cancellation of deferred shares pursuant to distribution of Parent’s assets	—	—	(6)	—	—	—	—
Issuance of restricted shares	22,143	—	—	—	—	—	—
Bonus payments by Parent on behalf of Presbia PLC	—	—	—	—	183	—	183
Total comprehensive loss	—	—	—	—	—	(18,161)	(18,161)
Balance, December 31, 2015	13,355,477	13	39,994	54	77,505	(55,547)	22,025

The accompanying notes are an integral part of these financial statements.

PRESBIA PLC

COMPANY STATEMENT OF CHANGES IN SHAREHOLDERS’ EQUITY
FOR THE YEAR ENDED 31 DECEMBER 2015

US$ ‘000s (except share numbers)	Common Stock		Deferred Stock		Additional Paid-In Capital	Accumulated Deficit	Total
	Shares	Amount	Shares	Amount
Balance, December 31, 2013	—	—	—	—	—	—	—
Issuance of Euro shares related to formation of Presbia PLC	—	—	40,000	54	—	—	54
Total comprehensive loss	—	—	—	—	—	(3,369)	(3,369)
Balance, December 31, 2014	—	—	40,000	54	$—	(3,369)	(3,315)
Initial public offering, net of issuance costs	13,333,334	13	—	—	36,832	—	36,845
Stock-based compensation (including allocation from the Parent)	—	—	—	—	2,151	—	2,151
Cancellation of deferred shares pursuant to distribution of Parent’s assets	—	—	(6)	—	—	—	—
Issuance of restricted shares	22,143	—	—	—	—	—	—
Total comprehensive loss	—	—	—	—	—	(4,159)	(4,159)
Balance, December 31, 2015	13,355,477	13	39,994	54	38,983	(7,528)	31,522

The accompanying notes are an integral part of these financial statements.

PRESBIA PLC

CONSOLIDATED STATEMENT OF CASH FLOWS
FOR THE YEAR ENDED 31 DECEMBER 2015

	Note	2015 US$ ‘000	2014 US$ ‘000
Cash flow from operating activities:
Loss before taxation		(18,142)	(15,654)
Movements in working capital		(2,489)	(6,140)
Cash outflow from operations		(15,653)	(9,514)
Cash flow from investing activities:
Website development costs		—	(46)
Purchase of property and equipment		(196)	(133)
Net cash used in investing activities		(196)	(179)
Cash flow from financing activities:
Issue of share capital		38,750	—
Deferred offering costs		(2,431)	(2,151)
Capitalization of Presbia PLC		—	54
Funding from the Parent		1,141	11,344
Net cash provided by financing activities		37,460	9,247
Net increase in cash and cash equivalents		21,611	(446)
Cash and cash equivalents at beginning of period		138	584
Cash and cash equivalent at end of period		21,749	138

The accompanying notes are an integral part of these financial statements.

PRESBIA PLC

COMPANY STATEMENT OF CASH FLOWS
FOR THE YEAR ENDED 31 DECEMBER 2015

	Note	2015 US$ ‘000	2014 US$ ‘000
Cash flow from operating activities:
Loss before taxation		(4,159)	(3,369)
Movements in working capital		2,178	3,315
Cash outflow from operations		(1,981)	(54)
Cash flow from investing activities:
Loan to related party		(27,000)	—
Other advances to related parties		(14,533)	—
Repayment of loan from related party		7,000	—
Net cash used in investing activities		(34,533)	—
Cash flow from financing activities:
Issue of share capital		36,844	54
Net cash provided by financing activities		36,844	54
Net increase in cash		331	—
Cash balance at beginning of period		—	—
Cash and cash equivalent at end of period		331	—

The accompanying notes are an integral part of these financial statements.

PRESBIA PLC

NOTES TO FINANCIAL STATEMENTS
FOR THE YEAR ENDED 31 DECEMBER 2015

1. GENERAL INFORMATION

Presbia PLC is a company incorporated in the Republic of Ireland. The address of the registered office is given on page 1. The nature of the Group’s operations and principal activity are set out on page 2.

2. ACCOUNTING POLICIES

The significant accounting policies adopted by the Group are as follows:

Basis of Presentation

The directors have elected to prepare the financial statements of Presbia PLC in accordance with Section 279 of the Companies Act 2014, which provides that a true and fair view of the state of affairs and profit or loss may be given by preparing the financial statements in accordance with accounting principles generally accepted in the United States of America (U.S. GAAP), to the extent that the use of those principles in the preparation of the financial statements does not contravene any provision of the Companies Acts or any regulation made thereunder.

The accompanying financial statements have been prepared in United States dollars and reflect the operations of Presbia PLC (“we”, “us”, “Presbia PLC” or the “Group”).

Basis of Consolidation

Presbia PLC was formed on 6 February 2014 through the issuance of 40,000 shares for 40,000 Euro (approximately $54,000) for the purpose of consummating an initial public offering (“IPO”) of its ordinary shares. Presbia PLC’s ultimate controlling shareholder, Presbia Holdings (the “Parent”), was organized in the Cayman Islands in 2007 as an exempted company with limited liability. On 21 October 2013, the Parent completed a restructuring (the “2013 Restructuring”) which involved the formation on 13 September 2013 of an interim holding company, Presbia Ireland Limited, and the contribution by the Parent of 100% of its direct and indirect ownership interests in its business, assets and subsidiaries to Presbia Ireland Limited.

On 30 November 2014, Presbia Holdings Limited converted all the remaining indebtedness owed to Presbia Holdings by certain subsidiaries of Presbia Ireland, Limited at that time to equity (“2014 Debt Conversion”). In the 2014 Debt Conversion, approximately $23.5 million of outstanding intercompany debt owed to Presbia Holdings was converted to equity of Presbia Ireland Limited. On 14 January 2015, Presbia Holdings converted all the remaining indebtedness owed to Presbia Holdings by a subsidiary of Presbia Ireland, Limited at that time to equity (the “2015 Debt Conversion”) in the amount of approximately $1.6 million.

On 14 January 2015, the Parent contributed all the share capital in issue in Presbia Ireland Limited to Presbia PLC (the “2015 Capital Contribution”) in exchange for 9,166,667 ordinary shares of Presbia PLC. The aggregate 9,166,667 ordinary shares of Presbia PLC have been reflected as issued and outstanding as of the earliest date of the periods presented for purposes of computation of basic and diluted net loss per share.

On 3 February 2015, Presbia PLC completed its initial public offering (“IPO”) of 4,166,667 of its ordinary shares at a price to the public of $10.00 per ordinary share and commenced trading on The NASDAQ Global Market under the symbol LENS. The Parent acquired 500,000 ordinary shares from the public offering. The net proceeds from the IPO consisted of aggregate gross proceeds of approximately $41.7 million less underwriting discounts and commissions of approximately $2.9 million and other issuance costs of approximately $2.0 million resulting in net proceeds of approximately $36.8 million.

On 3 August 2015, Presbia Holdings completed the distribution of its holdings of 9,666,667 ordinary shares of Presbia PLC to its ordinary shareholders for the purpose of dissolving Presbia Holdings on 25 November 2015 and ceasing to be the Parent of Presbia PLC.

PRESBIA PLC

NOTES TO FINANCIAL STATEMENTS
FOR THE YEAR ENDED 31 DECEMBER 2015

2. ACCOUNTING POLICIES  – (continued)

The accompanying consolidated financial statements have been derived from the historical cost basis of the assets and liabilities, financial condition and cash flows of Presbia PLC, Presbia Ireland, Limited, organized in Ireland, Presbia Investments organized in the Cayman Islands and Presbia USA, Inc., and OPL, LLC. Presbia USA, Inc. and OPL, LLC are both entities organized in the United States, and include Presbia USA, Inc.’s subsidiaries, Visitome, Inc. and PresbiBio, LLC, both organized in the United States, and OPL, LLC’s direct and indirect subsidiaries, PIP Holdings, C.V and Presbia Cooperatief U.A., both organized in the Netherlands, and PresbiOptical LLC, organized in the United States (collectively, including Presbia PLC, the “Company”). The accompanying consolidated financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America. The Company’s fiscal year ends on 31 December. The entities presented in the consolidated financial statements have been under common control during the periods presented. All intercompany accounts have been eliminated in consolidation. All amounts are shown in U.S. dollars.

Foreign Currency

The functional currency of the Group is the U.S. Dollar. Transactions in foreign currencies during the year are re-measured at rates of exchange on the dates of the transactions. Gains and losses related to re-measurement of items arising through operating activities are accounted for in the statement of comprehensive income and included in general and administrative expense. The aggregate foreign exchange loss for the years ended 31 December 2015 and 2014 were $6,209 and $19,107, respectively.

Taxation

For the years ended 31 December 2015 and 2014, the Company was generally not subject to income taxes, as income or loss was either passed-through and included in the income tax returns of the Company’s shareholders or otherwise not subject to tax under local statute or rulings. As described in Note 1, the Parent completed a restructuring on 21 October 2013. As a result, some of the entities are no longer pass-through entities or were restructured as taxable entities. Provisions for federal, foreign, state, and local income taxes are calculated on pre-tax income based on current tax law and include the cumulative effect of any changes in tax rates from those used previously in determining deferred tax assets and liabilities. Deferred income tax assets and liabilities are recorded for the expected future tax consequences of temporary differences between the financial statement carrying amounts and the income tax basis of assets and liabilities. A valuation allowance is recorded to reduce net deferred income tax assets to amounts that are more likely than not to be realized.

Financial Instruments

Financial assets and financial liabilities are recognised on the Group’s Balance Sheet when the Group becomes a party to the contractual provisions of the instrument.

Cash

Cash includes cash in hand and deposits held at call with banks.

Investments in Subsidiaries

Investments in subsidiaries are stated at cost less, where appropriate, provisions for impairment.

Research and Development

Research and development expenses consist of the expenses incurred to develop products, to pursue patent and trademark protection, to respond to technological challenges, to conduct clinical trials, surgical training and education activities, post-market evaluation studies and to pursue governmental approvals. They are expensed

PRESBIA PLC

NOTES TO FINANCIAL STATEMENTS
FOR THE YEAR ENDED 31 DECEMBER 2015

2. ACCOUNTING POLICIES  – (continued)

through the Statement of Comprehensive Income as they are incurred with the exception of capital expenditures that would have alternative uses. Research and development expenses consist primarily of employee salaries and related benefits, equipment costs related to the clinical trials and outside services.

Financial Assets

Financial assets are classified into the following specified categories: financial assets “at fair value through profit or loss” (FVTPL), and ‘loans and receivables’. The classification depends on the nature and purpose of the financial assets and is determined at the time of initial recognition. All purchases or sales of financial assets are recognized and derecognized on a trade date basis. Purchases or sales are purchases or sales of financial assets that require delivery of assets within the time frame established by regulation or convention in the marketplace.

Effective interest method

The effective interest method is a method of calculating the amortized cost of a debt instrument and of allocating interest income over the relevant period. The effective interest rate is the rate that exactly discounts estimated future cash receipts (including all fees and points paid or received that form an integral part of the effective interest rate, transaction costs and other premiums or discounts) through the expected life of the debt instrument, or, where appropriate, a shorter period, to the net carrying amount on initial recognition.

Income is recognized on an effective interest basis for debt instruments other than those financial assets classified as at FVTPL.

Loans and receivables

Loans and receivables are non-derivative financial assets with fixed or determinable payments that are not quoted in an active market. Loans and receivables (including trade and other receivables, bank balances and cash, etc.) are measured at amortised cost using the effective interest method, less any impairment. Interest income is recognised by applying the effective interest rate, except for short-term receivables when the recognition of interest would be immaterial.

Borrowing Costs

Investment income earned on the temporary investment of specific borrowings pending their expenditure on qualifying assets is deducted from the borrowing costs eligible for capitalization.

All other borrowing costs are recognized in the statement of comprehensive income in the period in which they are incurred.

Segment Information

In accordance with generally accepted accounting principles, we identify operating segments as components or elements of an enterprise about which separate discrete financial information is available for evaluation by the chief operating decision-maker in making decisions regarding resource allocation and assessing performance. To date, the Group has viewed its operations and manages its business as one segment.

Stock Based Compensation

We record share-based compensation in the statements of operations as expense, based on the estimated grant date fair value of our share-based awards, whereby such fair values are amortized to expense over the requisite service period. Our share-based awards are currently comprised of common stock options and restricted awards granted under our various plans. The fair value of our common stock options is generally estimated on the grant date using the Black-Scholes-Merton, or BSM, option-pricing formula.

PRESBIA PLC

NOTES TO FINANCIAL STATEMENTS
FOR THE YEAR ENDED 31 DECEMBER 2015

2. ACCOUNTING POLICIES  – (continued)

Additionally, on 28 April 2016 the executive committee of the board of directors approved the issuance of 682,500 restricted stock units (“RSU’s”) to certain officers, employees and non-employees of the Group with 20% vesting increments and a contractual expiration period of seven years. The vesting increments of 20% each are dependent upon the performance of the Company’s ordinary share price by exceeding or being equal to the established share price thresholds of $10, $15, $20, $25 and $30, for a period of 20 consecutive trading days, respectively. The fair value of our RSUs is estimated using the Monte Carlo methodology assuming the Group’s historical stock performance, and the projected impact of known variables and future market performance.

Revenue Policy

We recognize revenue when there is persuasive evidence that an arrangement exists with our customers, selling prices are fixed or determinable, title or risk of loss has passed, and collection is reasonably assured. Revenue is recognized upon shipment and payments are either received in advance, or net 30 days for lenses or net 14 days for accessories. Distributor arrangements include certain perfunctory acceptance provisions and a one-year warranty, from the date of shipment, that products are free from defects in material workmanship. Under such provisions customers may reject shipments via written notifications ranging from 14 – 45 days or exchange defective product under warranty for the same non-defective product. We have not had any significant rejected shipments or warranty claims. We do not grant price concessions to our distributors.

Going Concern

As discussed in the Director’s Report, management expects that existing cash as of 31 December 2015 of $21.7 million will be sufficient to fund the Group’s operations through 30 August 2017.

The directors are satisfied based on their enquiries with management and the review of the future projections of the Group that existing cash and ongoing shareholder support will provide financial support to the Company for a period of at least twelve months from the date of signing the financial statements, and have therefore prepared the financial statements on a going concern basis.

3. CRITICAL ACCOUNTING JUDGEMENTS AND KEY SOURCES OF ESTIMATE UNCERTAINTY

In the application of the company’s accounting policies, the directors are required to make judgements, estimates and assumptions about the carrying amounts of assets and liabilities that are not readily apparent from other sources. The estimates and associated assumptions are based on historical experience and other factors that are considered to be relevant. Actual results may differ from these amounts. The estimates and underlying assumptions are reviewed on an ongoing basis.

Key sources of estimation uncertainty and critical accounting judgements are as follows:

Going concern

The directors are satisfied based on their enquiries with management of the Group and the review of the future projections of the Group that the parent company will be able to continue to provide financial support to the company for a period of at least twelve months from the date of signing the financial statements, and have therefore prepared the financial statements on a going concern basis.

PRESBIA PLC

NOTES TO FINANCIAL STATEMENTS
FOR THE YEAR ENDED 31 DECEMBER 2015

4. IMPAIRMENT OF LONG-LIVED ASSETS

We review the recoverability of long-lived and finite-lived intangible assets when circumstances indicate that the carrying amount of assets might not be recoverable. This evaluation compares the carrying value of the long-lived asset to the undiscounted cash flow projections associated with an asset or group of assets. In the event undiscounted cash flow projections indicate impairment, we would record an impairment loss on the statements of operations in the period in which the impairment occurred and adjust the carrying value of the asset or group of assets to its fair value.

5. ADOPTION OF RECENTLY ISSUED US GAAP STANDARDS

At the date of authorisation of these financial statements, the following US GAAP Standards and Interpretations which have not been applied in these financial statements were in •issue but not yet effective, all such standards allow for early application:

Accounting Standards Update (ASU) No. 2016-02, Leases (Topic 842), effective for accounting periods beginning on or after February 2016;

ASU No. 2015-17, Income Taxes (Topic 740): Balance Sheet Classification of Deferred Taxes, effective for accounting periods beginning on or after November 2015;

ASU No. 2015-11, Inventory (Topic 330): Simplifying the Measurement of Inventory, effective for accounting periods beginning on or after July 2015;

ASU No. 2015-01, Income Statement-Extraordinary and Unusual Items (Topic 225), effective for accounting periods beginning on or after 1 January 2015;

ASU No. 2014-09, Revenue from Contracts with Customers (Topic 606), effective for accounting periods beginning on or after May 2014;

ASU No. 2015-14, Revenue from Contracts with Customers (Topic 606): Deferral of the Effective Date, effective for accounting periods beginning on or after August 2015.

The directors are currently assessing the impact in relation to the adoption of these Standards and Interpretations for future years of the company; however, at this point they do not believe they will have a significant impact on the financial statements of the company in future years.

6. RESEARCH AND DEVELOPMENT COSTS

Research and development expense comprised of the following:

	2015 US$ ‘000	2014 US$ ‘000
Salaries and benefits;	2,858	1,794
Surgeon and patient fees;	1,864	464
Outside services for evaluation studies and data management;	1,670	484
Equipment costs;	518	666
Product development costs;	293	154
Intellectual property filings and related costs; and	152	—
Other research and development costs	580	681
	7,935	4,243

PRESBIA PLC

NOTES TO FINANCIAL STATEMENTS
FOR THE YEAR ENDED 31 DECEMBER 2015

7. SALES AND MARKETING

Sales and marketing expense comprised of the following:

	2015 US$ ‘000	2014 US$ ‘000
Salaries and benefits	1,563	795
Travel expenses	594	412
Tradeshows and other marketing costs	549	445
	2,706	1,652

8. GENERAL AND ADMINISTRATIVE

General and administrative expense comprised of the following:

	2015 US$ ‘000	2014 US$ ‘000
Salaries and benefits;	2,107	1,869
Stock based compensation costs;	1,887	81
Professional fees for accounting and tax services;	1,529	824
Insurance expense;	549	118
Outside services for recruiting;	435	373
Facilities and related expenses;	265	198
Travel related expense; and	297	146
Other general administrative costs	411	3,968
	7,479	7,577

9. LOSS BEFORE TAXATION

	2015 US$ ‘000	2014 US$ ‘000
Loss before taxation is stated after charging:
Foreign exchange	6	19
Lease costs	303	234
R&D costs	7,935	4,243
Profit on disposal of fixed assets	13	—

10. EMPLOYEES

The number of persons employed by the Group was as follows:

	2015	2014
Research and development	9	8
General and administrative	21	19
Sales and marketing	10	6
	40	33

Employee costs consisted of the following:

	2015 US$ ‘000	2014 US$ ‘000
Wages and Salaries	4,320	2,954
Social insurance costs(1)	488	315
Share based compensation	2,306	313
	7,114	3,582

(1)	Social insurance costs include superannuation, employer paid payroll taxes, social insurance and other employee benefits paid by the Group.

PRESBIA PLC

NOTES TO FINANCIAL STATEMENTS
FOR THE YEAR ENDED 31 DECEMBER 2015

11. DIRECTOR’S REMUNERATION

	2015 US$ ‘000	2014 US$ ‘000
Emoluments(1)	1,326	904
Ordinary exercisable shares(2)	833	91
Total	2,159	995

(1)	Includes cash payments for salary and fees.
(2)	Exercisable ordinary shares underlying unexercised options valued at the option exercise price

12. AUDITORS’ REMUNERATION

Deloitte & Touche LLP	2015 US$ ‘000	2014 US$ ‘000
Audit fees	48	403
Audit-related fees	—	622
Tax fees	247	268
Total	295	1,293

Squar Milner LLP	2015 US$ ‘000	2014 US$ ‘000
Audit fees	97	—
All other fees	5	—
Total	102	—

Moore Stephens LLP	2016 US$ ‘000	2015 US$ ‘000
Audit fees in relation to the 2015 audit	64	—
Total	64	—

13. TAXATION

The provision for income taxes consists of the following (in thousands):

	2015 US$ ‘000	2014 US$ ‘000
Current provision:
Federal	—	—
State	3	2
Foreign	16	8
Total current	19	10
Deferred provision
Federal	(306)	(90)
State	—	—
Foreign	(1,574)	(886)
Total deferred	(1,880)	(976)
Valuation allowance	1,880	976
Total deferred	—	—
Total income tax provision	19	10

PRESBIA PLC

NOTES TO FINANCIAL STATEMENTS
FOR THE YEAR ENDED 31 DECEMBER 2015

13. TAXATION  – (continued)

A reconciliation of the federal statutory rate to the effective rate is as follows:

	2015 US$ ‘000	2014 US$ ‘000
Expected income tax benefit at federal statutory rate	35%	35%
State tax provision, net of federal benefit	0%	0%
Foreign rate differential	(25)%	(24)%
Pass-through entities	0%	0%
Change in valuation allowance	(10)%	(6)%
Nondeductible expenses	0%	(5)%
Other	0%	0%
Income tax provision	(0.0)%	(0.1)%

The components of the Company’s deferred tax assets are summarized as follows (in thousands):

	2015 US$ ‘000	2014 US$ ‘000
Deferred tax assets:
Net operating loss carryforwards	3,072	1,201
Accrued expenses	27	44
Stock based compensation	241	186
Deferred tax assets	3,340	1,431
Valuation allowance	(3,247)	(1,366)
Net deferred tax assets	93	65
Deferred tax liabilities:
Depreciation	(93)	(65)
Total deferred tax liabilities	(93)	(65)
Net deferred tax asset	—	—

The valuation allowance has been established to offset the Group’s net deferred tax assets, as realization of such assets is not considered to be more likely than not due to the Group’s history of losses and uncertainties regarding the Group’s ability to generate future taxable income sufficient to realize the benefit of these deferred tax assets.

The Group has U.S. Federal net operating loss (“NOL”) carryforwards of approximately $1,618,000 and $729,000 for 31 December 2015 and 2014, respectively, subject to potential limitations pursuant to Internal Revenue Code section 382 as discussed below. The federal NOL carryforwards will begin to expire in 2033, unless previously utilized. The Group has NOL carry forwards in Ireland of $20.2 million and $7.6 million for 31 December 2015 and 2014, respectively, which can be carried forward indefinitely.

Pursuant to Section 382 of the Internal Revenue Code (the “Code”), annual use of the Group’s NOL carry forwards may be limited in the event a cumulative change in ownership of 50% of certain shareholders occurs within a three-year period. An ownership change may limit the amount of NOL carry forwards that can be utilized annually to offset future taxable income and tax. In general, an “ownership change” as defined by Section 382 of the Code results from a transaction or series of transactions over a three-year period resulting in an ownership change of more than 50 percentage points of the outstanding stock of a company by certain shareholders.

Presbia Coopratief U.A. is a Dutch Company that has received an advance ruling with the Tax and Customs Administration that is in effect from 1 January 2012 to 31 December 2015.

PRESBIA PLC

NOTES TO FINANCIAL STATEMENTS
FOR THE YEAR ENDED 31 DECEMBER 2015

13. TAXATION  – (continued)

As at 31 December 2015 and 2014, the Group did not have any unrecognized tax benefits. The Group does not anticipate a significant increase in the unrecognized tax benefits over the next 12 months. The Company’s policy is to recognize interest expense and penalties related to income tax matters as a component of the income tax provision. As at 31 December 2015 and 2014, the Group did not have any tax related accrued interest and penalties on its balance sheet or on its statement of operations.

Due to net operating loss carryovers, the U.S. federal and state returns are open to examination by the Internal Revenue Service and state jurisdictions for years 2008 through 2015. The foreign income tax returns are open to examination for the years 2012 through 2015.

The Group recognizes tax benefits associated with the exercise of stock options directly to stockholders’ equity only when realized. A windfall tax benefit occurs when the actual tax benefit realized upon an employee’s disposition of a share based award exceeds the deferred tax asset, if any, associated with the award. At 31 December 2015 and 2014, deferred tax assets did not include $39,000 of excess tax benefits from stock based compensation.

14. PROPERTY AND EQUIPMENT

	2015 US$ ‘000	2014 US$ ‘000
Office equipment and computers	74	51
Leasehold improvements	142	132
Production equipment and facilities	752	682
Software	58	7
Construction in process	1	—
Furniture and vehicles	167	155
	1,194	1,027
Less: accumulated depreciation	(419)	(280)
Property and equipment, net	775	747

15. INTANGIBLE ASSETS

In 2009, the Parent acquired Visitome, Inc. by issuing capital stock valued at $50,000. The Parent assigned a fair value of $50,000 to the net assets acquired which included a finite-lived intangible asset of $24,000, property and equipment of $11,000 and goodwill of $15,000. The intangible asset was fully amortized through August 2014 on a straight-line basis over its estimated useful life of five years. The Company amortized nil and $3,200 in 2015 and 2014, respectively.

Costs incurred to develop software for the Company’s website are capitalized and amortized over the estimated useful life of the software and are included in intangible assets. Costs related to design or maintenance of website development is expensed as incurred. For the years ended 31 December 2015 and 2014, the Company capitalized nil and $46,000, respectively, associated with website development. Amortization expense of $14,000, and nil was recorded in 2015 and 2014, respectively.

16. OTHER ASSETS

Consolidated	2015 US$ ‘000	2014 US$ ‘000
Deposits	29	38
Offering Costs	—	839
Deferred Tax Asset & Other	34	9
Total Other Assets	63	886

PRESBIA PLC

NOTES TO FINANCIAL STATEMENTS
FOR THE YEAR ENDED 31 DECEMBER 2015

17. ACCOUNTS RECEIVABLES

Consolidated	2015 US$ ‘000	2014 US$ ‘000
Accounts Receivable	116	25
Prepayments	242	122
	358	147

Company	2015 US$ ‘000	2014 US$ ‘000
Accounts Receivable	47	—
Prepayments	109	—
	156	—

18. INVENTORY

The Company maintains a serial number tracking system that measures shelf life such that no lens that has aged beyond four years shall be delivered to a customer. During the years ended 31 December 2015 and 2014, inventory write-downs reflecting excess quantities on hand were recognized in the amount of $169,000 and $61,000, respectively, based on the age of the lens inventory, inserters, accessories and the refractive mix of the inventory. Finished goods inventory consists of the following (in thousands):

	2015 US$ ‘000	2014 US$ ‘000
Lenses	294	371
Accessories	136	7
Inventory	430	378

19. RELATED PARTY TRANSACTIONS

	2015 US$ ‘000	2014 US$ ‘000
Payable to related parties:
Services provided by related parties:	(55)	(12)
Total	(55)	(12)

Mr. Ressler is a member of the Company’s Board of Directors and had served as the Chairman of the Board of the Parent since the Parent’s formation in 2007 and along with immediate family members had a controlling interest in a partnership that controlled the Parent, prior to its dissolution in November 2015. Mr. Ressler served on the board of Presbia Holdings pursuant to a services agreement between our company and Orchard Capital Corporation (“Orchard Capital”).

Since 2011, Orchard Capital Corporation (“Orchard”), which is wholly-owned by Mr. Ressler, has provided financial analysis and bookkeeping, accounting, legal, compliance and directorial services to the Company pursuant to a Services Agreement.

20. OTHER CURRENT LIABILITIES

Consolidated	2015 US$ ‘000	2014 US$ ‘000
Accrued Expenses	491	663
Income taxes payable	44	28
Deferred Tax Liability, current	34	9
Total Other Current Liabilities	569	700

PRESBIA PLC

NOTES TO FINANCIAL STATEMENTS
FOR THE YEAR ENDED 31 DECEMBER 2015

20. OTHER CURRENT LIABILITIES  – (continued)

Company	2015 US$ ‘000	2014 US$ ‘000
Accrued Expenses	35	—
Total Other Assets	35	—

21. COMMITMENTS

In May 2012, the Company entered into a five-year non-cancelable lease for office and manufacturing space in Irvine, California that expires in May 2017, a 26-month sublease of office space in the same California location that commenced in June 2014 and will expire in July 2016, a one-year lease (which is now month to month) in Dublin, Ireland that commenced on 1 December 2013, and a 30-month lease in Amsterdam, the Netherlands that commenced on 1 January 2016. Rent expense for the years ended 31 December 2015 and 2014 was $209,000 and $234,000, respectively. The following table shows the annual base rental cost over the term of the leases (in thousands).

Years Ended 31 December	Obligations Under Facility Leases US$ ‘000
2016	178
2017	63
2018	7
Total	$248

22. INTERCOMPANY LOANS

Consolidated	2015 US$ ‘000	2014 US$ ‘000
Intercompany Loans	—	417
Total Intercompany Loans	—	417

On 30 November 2014, Presbia Holdings Limited converted all the remaining indebtedness owed to Presbia Holdings Limited by certain subsidiaries of Presbia Ireland Limited at that time to equity (“2014 Debt Conversion”). In the 2014 Debt Conversion, approximately $23.5 million of outstanding intercompany debt owed to Presbia Holdings Limited was converted to equity of such subsidiaries. During the period from 1 December 2014 to 14 January 2015, covering the period immediately prior to the completion of the initial public offering on 3 February 2015, aggregate funding from the Parent to Presbia PLC totaled approximately $1,558,000, of which $417,000 was classified as payable due to Parent on the consolidated balance sheet as of 31 December 2014.

23. SHARE CAPITAL

	2015 US$ ‘000	2014 US$ ‘000
Common Ordinary Shares
$0.001 par value, 350,000,000 shares authorized; 13,355,477 and -0- shares issued and outstanding at 31 December 2015 and 2014, respectively	13	—
Deferred Ordinary Shares
One Euro (US$1.35) par value, 39,994 and 40,000 shares authorized, issued and outstanding at 31 December 2015 and 2014, respectively	54	54
	67	54

PRESBIA PLC

NOTES TO FINANCIAL STATEMENTS
FOR THE YEAR ENDED 31 DECEMBER 2015

23. SHARE CAPITAL  – (continued)

Stock-Based Compensation Plans

On 14 January 2015, the Company approved a compensation incentive plan (the “Presbia Incentive Plan”). The Presbia Incentive Plan permits the Company to grant awards of options, restricted shares, share appreciation rights, restricted stock units, performance shares, performance share units, dividend equivalent rights in respect of awards and other share-based and cash-based awards, including long-term and annual cash incentive awards. A total of 1,800,000 ordinary shares are authorized for issuance under the Presbia Incentive Plan of which approximately 693,000 were available on 31 December 2015 for future grants and awards. The exercise price of each grant shall be determined by the Board of Directors (or a committee thereof) at the grant date in accordance with the terms of the Presbia Incentive Plan, which generally vests awards 20% annually over a five-year period and expire no later than 10 year from the grant date. The Presbia Incentive Plan terminates on 14 January 2025, unless terminated earlier by the board of directors. Awards under the Presbia Incentive Plan may be granted to employees, directors, consultants and other persons who perform services for the Company or a subsidiary of the Company.

As of 31 December 2014, the Company did not have any active or inactive stock-based compensation plans; however, during the year ended 31 December 2010 and in October 2013, the previous Parent Company granted options to purchase its ordinary shares and granted awards of restricted ordinary shares, to both employees and non-employees of the Company and stock-based compensation related to such awards has been recognized as expense in the accompanying financial statements as described further below.

Equity Issued by Presbia PLC in 2015

Options

The following table sets forth the Parent Company’s option activity for the fiscal year ended 31 December 2015:

	Number of Presbia PLC Shares	Weighted Average Exercise Price Per Share	Aggregate Intrinsic Value
Balance, 1 January 2015 and 2014	—	$—	—
Granted	1,110,500	$9.71	—
Exercised	—	$—	—
Forfeited/cancelled	(25,917)	$8.98	—
Balance, 31 December 2015	1,084,583	$9.73	—
Vested and expected to vest, 31 December 2015	1,001,134	$9.73	—
Exercisable, 31 December 2015	90,000	$10.00	—

Employee Options

The Company utilizes the Black-Scholes valuation model for estimating the fair value of share-based compensation representing 1,032,500 options granted to employees and non-employee directors during 2015 with the following assumptions:

Year Ended 31 December 2015
Stock price per share	$4.39 – $10.00
Term	5.5 – 6.5 Yrs.
Volatility	69.8% – 84.6%
Dividends	—
Risk-free rate	1.3% – 2.0%

PRESBIA PLC

NOTES TO FINANCIAL STATEMENTS
FOR THE YEAR ENDED 31 DECEMBER 2015

23. SHARE CAPITAL  – (continued)

The stock price per share is the range of closing stock prices for the Company’s ordinary shares associated with the award grant dates. The term is the expected term of the option utilizing the simplified method because of the Company’s limited history of option exercise activity and its options meeting the criteria of the “plain vanilla” options as defined by the Securities and Exchange Commission. Also, due to its limited stock price volatility history, the Company uses a peer group average under ASC 718 consistent with the expected term of the option in effect at the time of the grant. The risk-free rate is based on the U.S. Treasury yield consistent with the expected term of the option at the time of the grant.

The weighted average grant date fair value of the employee options granted during 2015 was $6.74 per share. For those options granted to employees, stock-based compensation expense is based upon the fair value of the option as of the grant-date and attributed to future reporting periods on a straight-line basis over the vesting period, or the requisite service period. A 5% forfeiture rate assumption was applied, which reduces the amount of expense recognized each period anticipating that a portion of all options will, more likely than not, be cancelled prior to the dates of its vesting periods. The forfeiture rate is subject to review and may be adjusted based upon experience.

Non-Employee Options

The Company utilizes the Black-Scholes valuation model for estimating the fair value of share-based compensation representing 78,000 options granted to non-employees and consultants during 2015 with the following assumptions:

Year Ended 31 December 2015
Stock price per share	$5.26
Expected term	9.2 – 9.9 Yrs.
Volatility	75.8% – 78.8%
Dividends	—
Risk-free rate	2.3%

In contrast to the determination of the value of options granted to employees and non-employee directors, which are determined based upon the grant-date assumptions and applying the Black-Scholes model, the fair value for non-employee options and the related stock-based compensation expense are remeasured each financial reporting period based upon the assumptions applicable on the dates in which the financial statements are prepared. Because the performance criteria of these grants is based solely upon a requisite service period, and are subject to forfeiture if the service conditions are not met, stock-based compensation expense is determined by a straight-line attribution of the remeasured expense (mark-to-market) over the requisite service period subject to a forfeiture rate of 5%.

Restricted Shares

During 2015, the Company granted 29,559 restricted ordinary shares to newly-appointed independent board members effective with their appointment date joining the board. These grants vest in five equal, annual installments commencing one-year after the date of the grant. The weighted average grant date fair value was determined by referring to the closing price of the Company’s ordinary shares on the dates of the grants. During 2015, one director resigned from the board and joined the Company’s Medical Advisory Board and, as such, the board fully vested 1,854 shares on an accelerated basis and 7,416 were cancelled.

PRESBIA PLC

NOTES TO FINANCIAL STATEMENTS
FOR THE YEAR ENDED 31 DECEMBER 2015

23. SHARE CAPITAL  – (continued)

As at 31 December 2015, there were 20,289 unvested restricted shares with a weighted average grant date fair value of $7.89 per share. During 2015, The Company recorded compensation expense related to restricted shares of $38,400. The following table sets forth the Company’s restricted share activity for the fiscal year ended 31 December 2015:

	Unvested Number of Shares	Weighted Average Fair Value per Share
Balance, 31 December 2014	—
Granted	29,559	$8.12
Vested	(1,854)	$8.63
Forfeited/cancelled	(7,416)	$8.63
Unvested, 31 December 2015	20,289	$7.89
Vested and expected to vest, 31 December 2015	19,935	$7.83
Vested, 31 December 2015	1,854	$8.63

Stock-Based Compensation Expense

During 2015, the Company recognized stock-based compensation expense for equity awards as follows (in thousands):

Year Ended 31 December 2015
Research and development	223
General and administrative	1,762
Sales and marketing	165
2,150

Unrecognized Share-Based Compensation

As of 31 December 2015, there was $4.6 million of unrecognized option expense related to employees and non-employees which is expected to be recognized by the Company over the weighted average remaining vesting period of 3.7 years. For restricted share expense, unrecognized compensation expense is estimated to be $124,000 and to be recognized over the weighted average vesting period of 4.4 years.

24. ULTIMATE PARENT COMPANY

As at 31 December 2014 the ultimate parent company was Presbia Holdings Limited. On 14 January 2015 the directors of Presbia Holdings Limited contributed all the share capital in issue in the company to Presbia PLC in exchange for 9,166,667 ordinary shares.

As discussed under principal activities in the Directors’ Report, Presbia PLC was formed on 6 February 2015 for the purpose of consummating an initial public offering. The then parent, Presbia Holdings, contributed all the share capital in issue in Presbia Ireland, Limited to Presbia PLC.

25. SUBSEQUENT EVENTS

Effective 19 January 2016, Dr. Gerald Farrell joined the Presbia PLC board of directors and will serve as an independent member of the Audit Committee. In connection with joining the board of directors, Dr. Farrell was awarded 15,968 restricted stock (RSA’s) at a closing price of $5.01.

PRESBIA PLC

NOTES TO FINANCIAL STATEMENTS
FOR THE YEAR ENDED 31 DECEMBER 2015

25. SUBSEQUENT EVENTS  – (continued)

On 28 April 2016, the executive committee of the board of directors approved the issuance of 682,500 restricted stock units (“RSU’s”) to certain officers, employees and non-employees of the Company with 20% vesting increments and a contractual expiration period of seven years. The vesting increments of 20% each are dependent upon the performance of the Company’s ordinary share price by exceeding or being equal to the established share price thresholds of $10, $15, $20, $25 and $30, for a period of 20 consecutive trading days, respectively. Depending upon whether all, some or none of the price thresholds are achieved, in accordance with the RSU agreement, the Company will issue one ordinary share for each RSU granted to the employee.